UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  July 2, 2007

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On July 2, 2007, AmTrust Financial Services, Inc. (“AmTrust” or the “Company”) entered into an agreement (the “Master Agreement”) with Maiden Holdings, Ltd. (“Maiden Holdings”), a Bermuda insurance holding company formed by the Company’s principal shareholders, by which the Company agreed to cause its insurance company subsidiaries to enter into quota share reinsurance agreements (the “Reinsurance Agreements”) with Maiden Insurance Company, Ltd. (“Maiden Insurance”), a Bermuda reinsurer and wholly-owned subsidiary of Maiden Holdings.

Pursuant to the Reinsurance Agreements, AmTrust’s U.S., Irish and U.K. insurance subsidiaries (the “AmTrust Cedents”) will cede to Maiden 40% of their premiums and losses and transfer to Maiden Insurance 40% of their unearned premium reserves, effective as of July 1, 2007. The AmTrust Cedents will receive a ceding commission of 31% of ceded written premiums, which after the first year will be subject to adjustment (up to a maximum of 32% and a minimum of 30%) based on the loss ratio on the ceded business. The agreements have an initial term of three years, subject to early termination events, and renew for additional three year terms unless either party elects not to renew. The Reinsurance Agreement between Maiden Insurance and the U.S. AmTrust Cedents is subject to certain regulatory approvals.

The Master Agreement further provides that Maiden Insurance, as grantor, and the U.S. AmTrust Cedents will enter into reinsurance trust agreements with a trustee, by which Maiden Insurance will secure its obligations to the U.S. AmTrust cedents.

Because the Company and Maiden Holdings have common shareholders, board members and, for a short transition period, executive management, the Master Agreement requires that each company refer corporate opportunities which are presented to both companies to a committee of independent directors to decide whether to pursue the opportunity.

Item 5.05 AMENDEMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF EHTICS

In connection with the entry of the Master Agreement, the Audit Committee of the Board of Directors of AmTrust Financial Services, Inc. (the “Company”), granted a waiver from the conflict of interest provisions of the Company's Code of Business Conduct and Ethics (the “Code”) to permit the Company's Chief Executive Officer Barry D. Zyskind, Chief Financial Officer Ronald E. Pipoly and Max G. Caviet, who serves as president of certain of the Company’s subsidiaries, to perform services for Maiden Holdings and Maiden Insurance.

Barry D. Zyskind, President and Chief Executive Officer of the Company, now also is serving as the non-executive Chairman of Maiden Holdings and Maiden Insurance. Max G. Caviet, the president of two of AmTrust's subsidiaries, has been appointed as the President and Chief Executive Officer of Maiden Holdings and Maiden Insurance. He will retain his positions at the Company for a transitional period, which is not expected to extend beyond December 31, 2007, to allow time for Mr. Caviet's replacement to be identified and assume his or her duties at the Company. In addition, Ronald E. Pipoly, Jr., the Company's Chief Financial Officer, has been appointed interim Chief Financial Officer of Maiden Holdings and Maiden Insurance until a permanent Chief Financial Officer is retained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date July 3, 2007	/s/ Stephen Ungar
Stephen Ungar
Secretary